May 14, 1997


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Re:  ARCO Chemical Company Registration Statement on Form S-3
     for Debt Securities to be Offered Pursuant to Rule 415
     --------------------------------------------------------

Dear Sir or Madam:

     I have acted as counsel to ARCO Chemical Company, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed public offering and sale from time to time of up to $350,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities will be issued to the Company pursuant to the Indenture, dated as of June 15, 1988 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). I and attorneys under my supervision have examined such corporate records, documents and other matters as I have considered necessary in order to render this opinion.

     Based upon the foregoing, I am of the opinion that, when (i) the terms of the Debt Securities and of their issuance and sale have been duly authorized and established in conformity with the Indenture and (ii) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the purchasers thereof against payment therefor, such Debt Securities will constitute the legal, valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights and to general equity principles.

     I am counsel admitted to practice in the Commonwealth of Pennsylvania. My opinion is limited solely to the laws of the United States of America, the State of New York and the Commonwealth of Pennsylvania, in each case to the extent applicable. With respect to all matters of New York law, I have relied solely upon an opinion letter, dated May 13, 1997, from Morgan, Lewis & Bockius LLP.

     I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the use of my name under the caption "Legal Opinion" in the Prospectus included as part of such Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ Robert J. Millstone

                                        Robert J. Millstone


                                   Exhibit 5
                                 Exhibit 23.1